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                                                                    EXHIBIT 10.3












                    LEASE FOR UNIVERSITY PARK OFFICE BUILDING

                         STUENKEL ROAD AND CICERO AVENUE
                            UNIVERSITY PARK, ILLINOIS

                          TENANT: APPLIED SYSTEMS, INC.

            PREMISES: 160,723 RENTABLE SQUARE FEET (ENTIRE BUILDING)

                             DATE: SEPTEMBER 1, 1998













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                                TABLE OF CONTENTS



1.       Term                                                              3
2.       Possession                                                        3
3.       Base Rent                                                         4
4.       Use and Occupancy                                                 4
5.       Additional Rent                                                   4
6.       Condition of Premises                                             6
7.       Landlord's Obligation to Provide Services                         6
8.       Interruption of Services                                          7
9.       Maintenance and Repairs                                           8
10.      Additions and Alterations                                         8
11.      Completion of Premises and Delivery of Possession                 9
12.      Ownership of Improvements                                         9
13.      Covenants against Liens                                           9
14.      Insurance                                                        10
15.      Fire or Casualty                                                 11
16.      Waiver of Claims - Indemnifications                              12
17.      Nonwaiver                                                        13
18.      Eminent Domain                                                   13
19.      Assignment and Subletting                                        15
20.      Right of First Refusal                                           16
21.      Surrender of Possession                                          16
22.      Holding Over                                                     17
23.      Estoppel Certificate                                             17
24.      Landlord's Right to Subordinate Lease                            17
25.      Certain Rights Reserved by Landlord                              18
26.      Landlord's Remedies                                              19
27.      Expense of Enforcement                                           20
28.      Covenant of Quiet Enjoyment                                      21
29.      Tenant Parking Spaces                                            21
30.      Landlord's Representations and Warranties                        21
31.      Miscellaneous                                                    22
32.      Notices                                                          24



Exhibit A - Site Plan
Exhibit B - Estoppel Certificate




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                                      LEASE
                         STUENKEL ROAD AND CICERO AVENUE
                            UNIVERSITY PARK, ILLINOIS



AGREEMENT OF LEASE made as of this 1st day of September, 1998, (hereinafter referred to as the "Lease") between APPLIED PROPERTIES, L.L.C., (hereinafter referred to as "Landlord"), and APPLIED SYSTEMS, INC., an Illinois corporation (hereinafter referred to as "Tenant").



                                   WITNESSETH:

Landlord hereby leases to Tenant, and Tenant hereby accepts, the premises (hereinafter referred to as the "Premises") commonly described as 160,723 rentable square feet, which is the entire building constructed, hereinafter described, to be known as the 200 Applied Parkway and 2400 University Parkway office buildings (hereinafter referred to as the "Building") on land at Stuenkel Road and Cicero Avenue, University Park, Illinois (hereinafter referred to, together with all present and future easements, additions, improvements and other rights appurtenant thereto, as the "Land"), subject to the covenants, terms, provisions and conditions of this Lease. The Building, the Land and the Premises are sometimes collectively referred to as the "Property".

In consideration thereof, Landlord and Tenant covenant and agree as follows:

1.   TERM:

The initial term of this Lease (hereinafter referred to as "Term") shall be for twenty (20) Years, commencing on the 1st day of September, 1998 (hereinafter referred to as the "Commencement Date"), and ending on the 31st day of August, 2018 (hereinafter referred to as the "Termination Date"), unless sooner terminated as provided herein.


2.   POSSESSION:

       A. If possession of the Premises as required in the Lease is not delivered to Tenant on or before September 1, 1998, or such extended date thereafter that possession delivery is delayed by acts of God, material shortages, strikes or other matters beyond Landlord's reasonable controls then Tenant shall have the right thereafter to terminate the Lease upon thirty (30) days advance written notice given to the Landlord by Tenant.

       B. If Tenant takes possession of the Premises before the Commencement Date, the obligation to pay rent shall commence on a prorated basis and the terms and


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conditions of the Lease shall apply on the date of such possession. It is agreed, however, that the Tenant shall be allowed access to the Premises (without charge and without affecting the Commencement Date of the Lease) for the limited purpose of installing furniture and other Tenant improvements. In no event shall Tenant take possession of the Premises, or any portion thereof, unless it has satisfied the insurance coverage requirements in Paragraph 14 below.


3.   BASE RENT:


         A. The Tenant shall pay to the Landlord during the first year of the initial term of this lease the annual base rent of two million one hundred thousand Dollars ($2,100,000.00) in monthly installments of one hundred seventy five thousand Dollars ($175,000.00). During the second year of the initial term of this lease, and for each subsequent year thereafter, the Tenant shall pay to Landlord the prior year's annual base rent, increased by two percent (2%), in equal monthly installments.

         B. All rent payments shall be made at such location as may be designated from time to time by Landlord, which until further notice shall be the address set forth below.


4.   USE AND OCCUPANCY:


Tenant may use and occupy the Premises during the Term for general office use and for any other use not inconsistent with the character of the Building. Tenant shall not do, permit, or suffer any act or thing to be done which is injurious to the Property or the Premises, which is a nuisance, contrary to law or in violation of the Certificate of Occupancy issued for the Building.



5.   ADDITIONAL RENT:


       A. In addition to paying the Base Rent during the Term specified in Paragraph 3 hereof, Tenant shall pay as "Additional Rent" the amounts determined as hereinafter set forth. The Base Rent and the Additional Rent are sometimes herein collectively referred to as the "Rent". All amounts due under this document as Additional Rent shall be payable for the same periods and in the same manner, time and place as the Base Rent. Without limitation on other obligations of Tenant which shall survive the expiration of the Term, the obligations of Tenant to pay the Additional Rent provided for in this document for periods prior to the termination of this Lease shall survive expiration of the Term. For any partial Calendar Year, Tenant shall be obligated to pay only a pro rata share of the



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Additional Rent, based on the number of days of the Term falling within such
Calendar Year.



     B.  Definitions: As used in this Paragraph, the terms:

         (i) "Calendar Year" shall mean each calendar year in which any part of the term falls, through and including the year in which the Term expires;

         (ii) "Tenant's Rentable Area" shall mean 160,723 square feet; as defined by Landlord's architect;

         (iii) "Taxes" shall mean all real estate taxes and assessments, special or otherwise, levied or assessed upon or with respect to the Land and/or-Building and ad valorem taxes for any personal property used in connection therewith. Should the State of Illinois, or any County or other political subdivision thereof, or any other governmental authority having jurisdiction over the Land and/or the Building, (a) impose a tax, assessment, charge or fee, or increase a then existing tax, assessment charge or fee, which Landlord shall be required to pay either by way of substitution for such real estate taxes and ad valorem personal property taxes, or in addition to such real estate taxes and ad valorem personal property taxes, or (b) impose an income or franchise tax or a tax on rent in substitution for or as a supplement of a tax levied against the Land and/or the Building and/or the personal property used in connection with the Land or Building, all such taxes, assessments, fees or charges (hereinafter defined as "in lieu taxes") shall be deemed to constitute Taxes hereunder. Taxes shall also include all reasonable fees and costs incurred by Landlord in seeking to obtain a reduction of, or a limit on the increase in, any Taxes, regardless of whether any reduction or limitation is obtained. Except as herein above provided with regard to in lieu taxes, Taxes shall not include any inheritance, estate, succession, transfer, gift, franchise, net income or capital stock tax; and

         (iv) "Operating Expenses" shall mean all expenses, costs and disbursements (other than Taxes) of every kind and nature for the applicable Calendar Year on an accrual basis paid or incurred by Landlord or Landlord's beneficiaries in connection with the ownership, management, operation and repair of the Land and Building, except the following:

              (1) Interest or amortization payments of any mortgage or any other debt for borrowed money;

              (2) Any expense for which Landlord receives or is entitled to receive reimbursement from a tenant or another third party including, but not limited to a warranty or an insurance policy;



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              (3) Penalties or interest for late payment on any of the costs described in (a) or (b) above; and

              (4) Any depreciation or amortization on the Property.


6.   CONDITION OF PREMISES:

The Tenant's taking possession of any portion of the Building and Premises shall be conclusive evidence that such portion of the Premises was in good order and satisfactory condition when the Tenant took possession, except as to latent defects, excluding items of damage caused by Tenant, or its agents, independent contractors or suppliers. No promise of the Landlord to alter, remodel or improve the Building and no representation by Landlord, or its agents, respecting the condition of the Premises or the Building have been made to Tenant or relied upon by Tenant other than as may be contained in the Lease or in any written amendment hereto assigned by Landlord and Tenant.



7.   LANDLORD'S OBLIGATION TO PROVIDE SERVICES:

A. List of Services.

Landlord shall provide the following services at Tenant's expense on all days during the Term, unless otherwise stated:

     (i) Heating and air conditioning as determined by Tenant when necessary for normal comfort in the Premises;

     (ii) Adequate wiring and facilities for standard building lighting fixtures provided by Landlord and for Tenant's incidental uses. Tenant shall bear the cost of replacement bulbs and ballasts for lighting fixtures within the Premises. In respect to such incidental uses, adequate electrical wiring and facilities will be furnished in the Premises by Landlord, provided that
     (a) the connected electrical load of the incidental use equipment and lights does not exceed an average of one (1) watt per square foot of the Premises, (b) the electricity so furnished for incidental uses will be at a nominal 120 volts and no electrical circuit for the use will have a current capacity exceeding. 15 amperes; and (c) such electricity be used only for equipment and accessories normal to office usage. If Tenant's requirements for electricity for incidental uses are in excess of those set forth in the preceding sentence, the Landlord reserves the right to require Tenant to install the conduit, wiring and other equipment necessary to supply electricity for such excess incidents use requirements at the Tenant's expense by arrangement with Commonwealth Edison or another approved local utility;



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     (iii) Village water from the regular Building outlets for drinking, lavatory and toilet purposes;

     (iv) Janitor services Monday through Friday in and about the Premises; and

     (v) Adequate operatorless passenger elevator service at all times.


B.   Billing for Electricity.

     (i) Separate Metering. Tenant shall pay for the use of all electrical service to the Building and Premises. Provided that Landlord can make arrangements satisfactory to Landlord and Tenant with the utility company supplying electricity to the Premises, Tenant shall be billed directly by such utility and Tenant agrees to pay each bill promptly in accordance with its terms. In the event that for any reason Tenant cannot be billed directly, Landlord shall forward each bill with respect to the Premises and Tenant shall pay it promptly in accordance with its terms. It is understood that Tenant will be separately metered for electrical usage of plugs and lights within the Premises.

     (ii) Lack of Separate Metering. If Tenant cannot be separately metered for any reason, Tenant shall pay Landlord as Additional Rent, in monthly installments at the time prescribed for monthly installments of Rent, an annual amount as estimated by Landlord from time to time which Tenant would pay for such electricity if the same were separately metered to the Premises by the local electricity company and billed to Tenant at such utility company's current rates.


8.   INTERRUPTION OF SERVICES:


Tenant agrees that Landlord shall not be liable in damages, whether by abatement of Rent or otherwise for failure to furnish or delay in furnishing any service, or for any diminution in the quality or quantity thereof, when such failure or delay or diminution is occasioned, in whole or in part, by repairs by Landlord or caused to be undertaken by Landlord, by any strike, lockout or other labor trouble, by inability to secure electricity, gas, water, or other fuel at the Building after reasonable effort so to do, by any accident or casualty whatsoever not caused by Landlord, by the act or default of Tenant or other parties, or by any other cause beyond Landlord's reasonable control. Landlord shall exercise due diligence in its efforts to cure such failure or diminution.


9.   MAINTENANCE AND REPAIRS:




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         A. Tenant shall keep, repair and maintain and not misuse the Premises so that they may be returned to the Landlord in as good order and condition as when delivered to Tenant, excepting ordinary wear and tear, structural repairs and replacement, damage by fire, vandalism, the elements and any other insurable casualty, and damage due to or occasioned by the negligence or acts of Landlord. Notwithstanding anything contained in the Lease to the contrary, Tenant will not be required to pay for any repairs to the Premises or the Building to the extent Landlord is reimbursed therefor by insurance proceeds. Except as otherwise provided in the Lease, during the term hereof, Tenant shall keep the Premises and every part thereof in good repair and condition at its sole cost and expense. At the expiration of the term (or the earlier termination of the Lease), Tenant shall surrender the Premises in substantially the same condition and repair as existed at the time Tenant took Possession, reasonable wear and tear and damage by fire or other insurable casualty excepted.

         B. In addition to any other obligations contained herein, Tenant shall, at Tenant's expense, maintain, repair and replace as necessary the plumbing, heating, ventilating and air conditioning equipment, lighting and other electrical and mechanical equipment, sprinkler system and glass (unless broken or damaged due to the negligence or acts of landlord or covered by insurance) within the Property. Tenant shall also maintain and repair, at Tenant's expense, driveways, sidewalks, parking areas, lighting (exterior and interior) landscaping and fencing located on the Land and serving the Building. Tenant shall, at Tenant's expense, repair and replace as necessary the exterior of the Building, including exterior walls, drains, eaves, troughs, downspouts, gutters, shall provide lateral support and make all structural repairs to the Building to include replacement of the roof, replacement of sewer lines, utility lines and resurfacing of parking areas.


10.  ADDITIONS AND ALTERATIONS:

Tenant shall not, without the prior written consent of Landlord, make any alterations, improvements or additions to the Premises. Landlord's refusal to give said consent shall be conclusive, but shall not be unreasonable. If Landlord consents to said alterations, improvements or additions, it may impose such reasonable conditions with respect thereto as Landlord deems appropriate, including without limitation, requiring Tenant to furnish Landlord with evidence of payment of all costs to be incurred in connection with such work, insurance against liabilities which may arise out of such work, and plans and specifications plus permits necessary for such work. The work necessary to make any alterations, improvements or additions to the Premises shall be done at Tenant's expense. Tenant shall promptly pay to the Tenant's contractors, when due, the cost of all such work and of all decorating required by reason thereof. Upon completion of such work, Tenant shall deliver to Landlord, if payment is made directly to contractors, evidence of payment, contractors' affidavits and full and final waivers of all liens for labor, services or materials. Tenant shall defend and hold Landlord and the Land and Building harmless from all costs, damages, liens and expenses related to such work. All work done by Tenant, or its contractors, shall be done in a first-class workmanlike manner, using only good grades of



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materials and shall comply with all insurance requirements and all applicable laws and ordinances and rules and regulations of governmental departments or agencies.



11.  COMPLETION OF PREMISES AND DELIVERY OF POSSESSION:

         Possession of the Premises shall be deemed delivered to Tenant on the date when Landlord has obtained a final Certificate of Occupancy (or equivalent form of governmental approval) from the appropriate municipality or governmental agency which will permit the Premises to be occupied for the use intended under the Lease.


12.  OWNERSHIP OF IMPROVEMENTS:

All trade fixtures, movable partitions, and similar installations, alterations, additions, and improvements installed in the Premises by either Tenant or Landlord on Tenant's behalf, the cost of which is or has been borne by Tenant, shall be and remain the property of Tenant and may be removed by Tenant, at its own option and expense. Upon removal of such trade fixtures and similar installations, together with Tenant's office furniture and equipment, Tenant shall immediately, and its own expense, repair and restore the Premises to the condition existing prior to installation (subject to ordinary wear and tear and damage by fire or other insurable casualty) and repair any damage to the Premises or the Building due to such removal. All property that was permitted to be removed by Tenant at the end of the Term, but which remains in the Premises for sixty (60) days after Tenant vacates the Premises shall be deemed abandoned and may, at the election of Landlord, either be retained as Landlord's property or may be removed from the Premises by Landlord, provided, however, if Tenant is delayed or hindered in the removal of the Property permitted under this Paragraph for reasons beyond Tenant's control, then Tenant's removal of its property shall be extended for the period of the delay.

13.  COVENANT AGAINST LIENS:

        A. Tenant has no authority or power to cause or permit any lien or encumbrance of any kind whatsoever, whether created by act of Tenant, operation of law or otherwise, to attach to or be placed upon Landlord's title or interest in the Land, Building or Premises, and any and all liens and encumbrances created by Tenant shall attach to Tenant's interest only. Tenant covenants and agrees not to suffer or permit any lien of mechanics or materialmen or others to be placed against the Land, Building or the Premises with respect to work or services claimed to have been performed for or materials claimed to have been furnished to Tenant or the Premises, and in case of any such lien attaching, Tenant covenants and agrees to cause it to be immediately released and removed of record or bonded in a manner satisfactory to Landlord.



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        B. In the event that such lien is not immediately released and removed,
Landlord, at its sole option, may take all action necessary to release and remove such lien, but must investigate the validity thereof, and Tenant shall promptly upon notice reimburse Landlord for all sums, costs and expenses (including reasonable attorneys' fees) incurred by Landlord in connection with such lien.


14.  INSURANCE:

        A. Waiver of Subrogation. Landlord and Tenant each hereby waive any and every claim for recovery from the other for any and all loss of or damage to the Building or Premises or to the contents thereof, which loss or damage is covered by valid and collectible fire and extended coverage insurance policies, to the extent that such loss or damage is recoverable under said insurance policies. Inasmuch as this mutual waiver will preclude the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), Landlord and Tenant each agree to give to each insurance company which has issued, or in the future may issue, to it policies of fire and extended coverage insurance, written notice of the terms of this mutual waiver, and to have said insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waiver.

        B. Coverage. Tenant shall pay for and maintain insurance during the entire Term, insuring Tenant and Landlord as their interests may appear, with terms, coverage and in companies satisfactory to Landlord, and with such increases in limits as from time to time reasonably request, but initially maintain the following coverage in the following amounts:


         (i) In case of personal injury to or the death of any person or persons, not less than $1,000,000.00 on death to a person and $1,000,000.00 for each incident involving personal injury or death to persons, and, in case of property damage, not less than $1,000,000.00 for any one occurrence; and

         (ii) In case of fire, sprinkler leakage, malicious mischief, vandalism and other extended coverage perils, for the full insurable replacement value of all additions, improvements and alterations to the Premises which are beyond the building standard Tenant improvements provided by Landlord and of all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant's property on the Premises.

        C. Tenant shall obtain and maintain during the Term of the Lease, All Risk Property Insurance for the Building upon a full replacement cost basis, with no co-insurance requirement; Comprehensive General Liability Insurance, including Blanket Contractual Liability-coverage, with limits of not less than TWO MILLION AND 00/100 DOLLARS ($2,000,000.00) Combined Single Limit for Personal Injury and Property



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Damage; Comprehensive Automobile Liability Insurance covering all owned, non-owned and hired vehicles with limits of not less than ONE MILLION AND 00/100 DOLLARS ($1,000,000.00) Combined Single Limit for Personal Injury and Property Damage; and Statutory Worker's Compensation and Employer's Liability coverage with limits of not less than TWO HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($250,000.00).

        D. Landlord and Tenant shall, prior to the commencement of the Term, furnish the other party with certificates evidencing such coverage, which certificates shall state that such insurance may not be changed or canceled without at least ten (10) days prior written notice to Landlord or Tenant.

        E. Avoid Action Increasing Rates. Tenant shall comply with all applicable laws and ordinances, all Orders and decrees of court and all requirements of other governmental authorities, and shall not, directly or indirectly, make any use of the Premises which may thereby be prohibited or be dangerous to any person or property or which may jeopardize any insurance coverage or may increase the cost of insurance or require additional insurance coverage. If by reason of the failure of Tenant to comply with this Paragraph, any insurance coverage is jeopardized or insurance premiums are increased, Landlord shall require Tenant to make immediate payment of the increased insurance premium.


15.  FIRE OR CASUALTY:

        A. Paragraph 9 hereof notwithstanding, if the Premises or the Building (including machinery or equipment used in its operation) shall be damaged by fire or other casualty, and if such damage does not render all or a substantial portion of the Premises or Building untenantable, and such damage is a casualty covered under Tenant's insurance pursuant to Paragraph 14 above, then Tenant shall repair and restore the same with reasonable promptness, subject to reasonable delays for insurance adjustments and delays caused by matters beyond Tenant's reasonable control. If any such damage renders all or a substantial portion of the Premises or Building untenantable, either Tenant or Landlord shall have the right to terminate this Lease as of the date of such damage (with appropriate prorations of Rent being made for Tenant's possession subsequent to the date of such damage of those tenantable portions of the Premises) upon giving written notice to the other at any time within sixty (60) days after the date of such damage. Unless this Lease is terminated as provided in the two (2) proceeding sentences and such damage is a casualty covered under Tenant's insurance pursuant to Paragraph 14C above, Tenant shall proceed with reasonable promptness to repair and restore the Premises subject to reasonable delays for insurance adjustments and delays caused by matters beyond Tenant's reasonable control.

        B. In the event the Building is damaged by fire or other casualty resulting from Tenant's fault or neglect and the Building is to be repaired and restored because such damage does not render all or a substantial portion of the Premises or Building



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untenantable, Tenant shall not be released from any of its obligations to pay
Rent hereunder.

     C. Notwithstanding anything to the contrary herein set forth, Landlord shall have no duty pursuant to this Paragraph to repair or restore any portion of the alterations, additions, improvements and decorations made by Tenant to the Premises, except to the extent that such alterations, additions, improvements and decorations were provided by Landlord, at Landlord's cost, at the beginning of the Term. If Tenant wants any other or additional repairs or restorations, and if Landlord consents thereto, the same shall be done at Tenant's expense.

16.  WAIVER OF CLAIMS - INDEMNIFICATIONS:

     To the extent not prohibited by law, Landlord, and its officers, agents, servants and employees, shall not be liable for any damage either to person or Property or resulting from the loss of use thereof sustained by Tenant or by other parsons due to the Building or any part thereof or any appurtenances thereof becoming out of repair, or due to the happening of any accident or event in or about the Building, or due to any act or neglect of any tenant or occupant of the Building or of any other person, except to the extent due to the negligence of the Landlord, its agents, officers, servants or employees. This provision shall apply particularly (but not exclusively) to damage caused by gas, electricity, snow, frost, rain, steam, sewage, sewer gas or odors, fire, water or by the bursting or leaking of pipes, faucets, sprinklers, plumbing fixtures, and windows, and shall apply without distinction as to the person whose act or neglect was responsible for the damage, whether the damage was due to any of the causes specifically enumerated above or to some other cause of an entirely different kind unless due to the negligence of the Landlord. Tenant further agrees that all personal property upon the Premises, or upon loading docks, receiving and holding areas, or freight elevators of the Building, shall be at the risk of Tenant only, and that Landlord sha11 not be liable for any loss or damage thereto or theft thereof except to the extent of Landlord's negligence. Without limitation of any other provisions hereof, Tenant and Landlord agree to defend, protect, indemnify and save harmless each other from and against all liability to third parties arising out of the acts of Tenant or Landlord, and its servants, agents, employees, contractors, suppliers, workmen and invitees except to the extent that such liability arises out of the negligence of such indemnified party.




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17.  NONWAIVER:

     No waiver or any provision of this Lease shall be implied by any failure of either party to enforce any remedy on account of the violation of such provision, even if such violation be continued or repeated subsequently, and no express waiver shall affect any provision other than the one specified in such waiver and that one only for the time and in the manner specifically stated. No receipt of monies by either party from the other after the termination of this Lease shall in any way alter the length of the Term or of the Tenant's right to possession hereunder or after the giving of any notice shall reinstate, continue or extend the Term or affect any notice given Tenant prior to the receipt of such monies, it being agreed that after the service of notice or the commencement of a suit or after final judgment for possession of the Premises, Landlord may receive and collect any Rent due, and the payment of said Rent shall not waive or affect said notice, suit or judgment.


18.  EMINENT DOMAIN:

     A. Total Taking. If the whole of the Premises is taken by any public authority under the power of eminent domain, then the Lease shall terminate on the date possession of the Premises is delivered to such public authority. Base Rent and Additional Rent shall be paid to that date and prorated accordingly.

     B. Responsibility to Repair. If part of the Premises is taken by any public authority under the power of eminent domain, then, on the date possession is required by such public authority, the Lease shall terminate as to the portion taken and the Rent due hereunder shall be reduced in proportion to the amount taken. Except as otherwise provided in this Paragraph, Landlord shall immediately commence and diligently pursue the restoration of the remaining Premises to the extent necessary to permit the continued use of the Premises, and shall use Landlord's Condemnation Award as described in this Paragraph therefor. During the period of making such repairs, Rent shall abate as to that portion of the remaining Premises which is untenantable, provided, however, that if Tenant uses any part of such untenantable portion for storage during the period of repair, Landlord may assess a reasonable charge therefor against Tenant.

     C. Landlord shall, if reasonably possible, restore the Premises to substantially the same condition as before the taking. In no event shall Landlord be required to repair or replace: (i) Tenant's personal property such as wall coverings, carpeting, and window treatments (except to the extent: (a) such personal property was originally provided by Landlord at Landlord's cost under the terms of the Lease; or (b) Landlord's Condemnation Award contains an amount allocated for reimbursement for such personal property); or (ii) Tenant's furnishings, operating equipment, trade fixtures, or merchandise.

     D. Taking of Other Portions of Property. If part of the Land other than the Premises is taken by any public authority under the power of eminent domain, Landlord



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shall immediately commence and diligently pursue the restoration of the remaining Land to the extent necessary to permit the continued use of the Premises, Land and Building and to the extent Landlord has received an Award sufficient to cover the cost of restoration required.

     E. Landlord's Option to Terminate. Notwithstanding anything to the contrary contained in the Lease, if part of the Land is taken by any public authority under the power of eminent domain, Landlord shall have the right to terminate the Lease upon written notice to Tenant if: (i) more than fifty percent (50%) of the Building is taken; or (ii) the taking (i.e., the date possession is required by the public authority) occurs within the last six (6) months of the initial Term of the Lease or any extension of such Term; provided, however, that the Lease may not be terminated under this Paragraph if Tenant's option, if any, to further extend the Term of the Lease is exercised within thirty (30) days after Tenant receives such written notice from Landlord. Such written notice shall be given to Tenant not later than sixty (60) days after commencement of condemnation proceedings against the Land and/or Building or, if such proceedings are not commenced, not later than fourteen (14) days before Landlord delivers possession of the part so taken by such public authority.

     F. Termination of the Lease pursuant to this Paragraph shall be effective as of the later of the date possession is required by the public authority or sixty (60) days after Tenant receives the termination notice described above.

     G. Tenant's Option to Terminate. Notwithstanding anything to the contrary contained in the Lease, if more than a minor part of the Land is taken by any public authority under the power of eminent domain, Tenant shall have the right to terminate the Lease, but only upon the occurrence of any of the following and upon written notice given to Landlord not later than sixty (60) days after commencement of condemnation proceedings against the Land and/or Building (or, if such proceedings are not commenced, not later than thirty (30) days after possession of the part taken is required by the public authority):

        (i) If the taking of part of the Premises significantly and adversely affects Tenant's use of the Premises; or


        (ii) If the taking of part of the Building or Land significantly and adversely affects Tenant's use of the Premises, whether or not part of the Premises are taken; or


        (iii) If restoration of the remainder of the Premises and/or the Building or Land cannot in Tenant's opinion be completed within one hundred eighty (180) days after the date possession is required by the public authority and either item numbers (i) or (ii) above apply;

          (iv) If the taking (i.e., the date possession is required by the Public authority occurs within the last twelve (12) months of the initial Term of the Lease or any extension of such Term, termination of the Lease pursuant to this Paragraph shall be effective as of the later of the date possession is required by the public authority or sixty (60) days after Landlord receives the termination notice described above.

     H. Rights to Condemnation Award. Except as otherwise provided in this Paragraph, all damages awarded for such taking shall belong to and be the property of the Landlord. The amount received by Landlord which is allocable to the Premises shall be "Landlord's Condemnation Award". However, Tenant shall be entitled to any award for diminution in value to the leasehold (so long as this Lease is not terminated), removal and relocation expenses, Tenant's loss of business, and fixtures paid for by Tenant. Landlord and Tenant shall each seek their own award and pay their own expenses in connection therewith.


19.  ASSIGNMENT AND SUBLETTING:

     A. Tenant may not without the prior written consent of Landlord (which consent shall not be unreasonably withheld, conditioned or delayed), (i) assign, convey, or mortgage this Lease or any interest hereunder; (ii) suffer to occur or permit to exist any assignment of this Lease, or any lien upon Tenant's interest, involuntarily or by operation of law; (iii) sublet the Premises or any part hereof, and (iv) permit the use of the Premises by any parties other than Tenant and its employees. Landlord's consent to any assignment, subletting or transfer or Landlord's election to accept any assignee, subtenant or transferee as the tenant hereunder and to collect rent from such assignee, subtenant or transferee shall not release the original Tenant from any covenant or obligation under this Lease. Landlord's consent, to any assignment, subletting or transfer shall not constitute a waiver of Landlord's right to withhold its consent to any future assignment, subletting or transfer.

     B. Except as provided below in this Paragraph, Landlord shall have the right to terminate this Lease as to that portion of the Premises which Tenant seeks to assign or sublet, whether by requesting Landlord's consent thereof or otherwise. Landlord may exercise such right to terminate by giving written consent to such assignment or sublease. In the event that Landlord exercises such right to terminate, Landlord shall be entitled to recover possession of such part of the Premises on the latter of: (i) the proposed date for possession by such assignee or subtenant; or (ii) ninety (90) days after the date of Landlord's notice of termination to Tenant. Landlord hereby acknowledges and agrees that the foregoing right to terminate is not applicable in the event of an assignment permitted without Landlord's consent as set forth in subparagraph A above.

     C. In the event that Landlord fails to exercise its termination right as set forth in the preceding paragraph, and in the event that Landlord consents to any assignment or sublease of any portion of the premises, as a condition of Landlord's consent, if Landlord so elects to consent, Tenant shall pay to Landlord one-half the profit derived by Tenant from such assignment or sublease. Tenant shall furnish Landlord with a sworn statement, certified by an independent certified public accountant, setting forth in detail the computation of profit (which computation shall be based upon generally accepted accounting principles), and Landlord, or its representatives, shall have access to the books, records, and papers of Tenant in relation thereto, and to make copies thereof. Any rent in excess of that paid by Tenant hereunder realized by reason of such assignment, shall be deemed an item of such profit. If a part of the consideration for such assignment shall be payable other than in cash, the payment to Landlord shall be payable in accordance with the foregoing percentage of the cash and other noncash considerations in such form as is satisfactory to Landlord. Such percentage of Tenant's profit shall be paid to Landlord promptly by Tenant upon Tenant's receipt from time to time or periodic payments from such assignee or subtenant or at such other time as Tenant shall realize its profits from such assignment or sublease.


20.  RIGHT OF FIRST REFUSAL:

In consideration of the execution of this lease, Landlord grants to Tenant the right of first refusal to purchase the Building. If during the term of this lease and any renewals thereof, Landlord should receive an offer to purchase the said Building, in writing, which Landlord desires to accept, Landlord shall first deliver copy of such offer to Tenant, who shall have thirty (30) days thereafter within which to notify Landlord, in writing, that it elects to purchase the said Building on the same terms and conditions as specified in the offer. In the event Tenant does not elect to purchase said Building with the time provided, Landlord shall be free to accept the offer and consummate the sale in accordance with the specific terms and conditions. In the event the Landlord does not accept the offer and consummate the sale, Landlord shall be required to submit and different offers and all future offers to Tenant pursuant to its right of first refusal.

21.  SURRENDER OF POSSESSION:

Upon the expiration of the Term or upon the termination of Tenant's right of possession, whether by lapse of time or at the option of Landlord as herein provided, Tenant shall forthwith surrender the Premises to Landlord in good order, repair and condition, ordinary wear and loss or damage by fire or insurable casualty excepted. At the termination of the Term or of Tenant's right of possession, Tenant agrees to remove the following items of Tenant's property: office furniture, trade fixtures, office equipment and all other items of Tenant's property on Premises. At Tenant's option, Tenant shall repair any loss or damage by fire or insurable casualty damages to Landlord's satisfaction, or Tenant shall pay to Landlord upon demand, the cost of repairing any damage to the Premises and to the Building caused by any such removal. If Tenant shall fail or refuse to remove any such property from the Premises, pursuant to the terms of Paragraph 12 hereof, Tenant shall be conclusively presumed to have abandoned the same, and title thereto shall thereupon pass to Landlord without any cost either by set-off, credit, allowance or otherwise, and Landlord-may, at its option, accept the title to such property or at Tenant's expense may: (i) remove the same or any part in any manner that Landlord shall choose, repairing any damage to the Premises caused by such removal; and (ii) store, destroy or otherwise dispose of the same without incurring liability to Tenant or any other person.

22.  HOLDING OVER:

     A. Tenant shall pay to Landlord an amount as Rent equal to one hundred fifty percent (150%) of the Rent herein provided during each month or portion thereof for which Tenant shall retain possession of the Premises or any part thereof, after the termination of the Term or of Tenant's right of possession, whether by lapse of time or otherwise and also shall pay all damages sustained by Landlord, whether direct or consequential, on account thereof. The provisions of this Paragraph shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law.

     B. Tenant shall be deemed to have retained possession of the Premises if it fails to remove its property from the Premises as required in Paragraph 21 such that Landlord is prevented from delivering possession of all or any part of the Premises to a subsequent tenant.

23.  ESTOPPEL CERTIFICATE:

Tenant agrees that, from time to time, upon not less than fourteen (14) days prior request by Landlord, Tenant, or Tenant's duly-authorized representative having knowledge of this Lease, shall deliver to Landlord an executed and completed estoppel certificate in the form attached hereto as Exhibit "B" and made a part hereof, it being intended that any such certificate may be relied upon by any prospective mortgagees thereof, or any prospective assignee of any mortgagee thereof. Tenant shall execute and deliver to Landlord said executed and completed certificate within fourteen (14) days following a request and delivery of such estoppel certificate from Landlord. In the event Tenant fails so to do within said fourteen (14) days, Tenant shall be considered in default under this Lease.

24.  LANDLORD'S RIGHT TO SUBORDINATE LEASE:

     A. Landlord may subject and subordinate the Lease, at all times, to the lien of any mortgage or mortgages now or hereafter placed upon the Property on which the Premises are located, provided that, if and when any such mortgage is placed, Landlord shall, have the mortgagee agree for itself and for every subsequent holder or owner of the mortgage in the event of foreclosure. Tenant's quiet possession of the Premises will not be disturbed on account of said mortgage or by reason of anything done thereunder so long as Tenant pays the Rent and keeps the other covenants as its part to be performed. In such event, Landlord shall use reasonable efforts to provide tenant with a Subordination, Non-Disturbance and Attornment Agreement executed by Landlord, the mortgagee, and any other persons claiming benefits under such Agreement, which shall provide: (i) that the lease is subordinate to the lien of any mortgage or mortgages upon the Property; (ii) that the Tenant's right of possession will not be disturbed by the mortgagee in connection with any mortgage foreclosure proceedings so long as Tenant performs its obligations set forth in the Lease; and (iii) that the Tenant shall attorn to the foreclosing mortgagee or purchaser at the foreclosure sale. Tenant agrees to execute such Subordinate, Non-Disturbance and Attornment Agreement.

     B. Landlord agrees that, in the event a mortgage is placed on the Property and a Collateral Assignment of Rents or Leases is given as security for the loan, Tenant will be furnished with a copy of such Collateral Assignment.

25.  CERTAIN RIGHTS RESERVED BY LANDLORD:

     Landlord shall have the following rights, each of which Landlord may exercise upon ten (10) days advance written notice to Tenant, except as provided below and without liability to Tenant for damage or injury to Property, person or business on account of the exercise thereof, and the reasonable exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant's use or possession of the Premises and shall not give rise to any claim for set-off or abatement of Rent and any other claim.

     A.  To change the Building's name or street address.

     B. To install, affix and maintain any and all signs on the exterior and in the interior of the Building.

     C. To decorate or to make repairs, alterations, additions, or improvements, whether structural or otherwise, in and about the Building, or any part thereof, and for such purposes to enter upon the Premises, and, during the continuance of any said work, to temporarily close doors, entryway, public space and corridors in and about the Building and to interrupt or temporarily suspend services or use of facilities, all without affecting any of Tenant's obligations hereunder, so long as the Premises are reasonably accessible and usable.

     D. To furnish door keys for doors in the Premises at the commencement of the Lease. To retain, at all times, and to use in appropriate instance, keys to all doors within and into the Premises. Tenant agrees to purchase only from Landlord additional duplicate keys as required, to change no locks, and not to affix locks on doors without the prior written consent of Landlord. Notwithstanding the provisions for Landlord's access to Premises, Tenant relieves and releases the Landlord of all responsibility arising out of theft, robbery and pilferage, except if caused by the negligence of Landlord. Upon the expiration of the Term or of Tenant's right to possession, Tenant shall return all keys to

Landlord and shall disclose to Landlord the combination of any safes, cabinets or vaults left in the Premises.

     E. To designate that window treatments shall be building standard venetian blinds or curtains and to designate and approve, prior to installation, all types of additional window shades, blinds or draperies.

     F. To approve the weight, size and location of safes, vaults and other heavy equipment and articles in aid about the Premises and the Building (so as not to exceed the legal live load per square foot designated by the structural engineers for the Building) and to require all such items and furniture and similar items to be moved into or out of the Building and the Premises only at such times and in such manner as Landlord shall direct in writing. Tenant shall not install or operate machinery or any mechanical devices of a nature not directly related to Tenant's ordinary use of the Premises without the prior written consent of the Landlord. Movements of Tenant's property into or out of the Building and within the Building are entirely at the risk and responsibility of Tenant.

     G. To show the Premises to prospective tenants at reasonable hours during the last twelve (12) months of the Term, and if vacated or abandoned, to show the Premises at any time and to prepare the Premises for re-occupancy.

     H. To erect, use and maintain pipes, ducts, wiring and conduits, and appurtenances thereto, in and through the Premises at reasonable locations.

     I. To enter the Premises during Tenant's normal business hours on reasonable notice to inspect the Premises.

26.  LANDLORD'S REMEDIES:

If default shall be made in payment of the Rent or any installment thereof or in the payment of any other sum required to be paid by Tenant under this Lease or under the terms of any other agreement between Landlord and Tenant and such default shall continue for ten (10) days after written notice to Tenant, or if default shall be made in the observance or performance of any other covenants or conditions in this Lease which Tenant is required to observe and such default shall continue for thirty (30) days after written notice to Tenant, provided that if such default cannot reasonably be cured within thirty (30) days the period of grace shall be extended for so long as Tenant in good faith is diligently prosecuting a cure, but in no event shall such cure period extend beyond ninety (90) days or if a default involves a hazardous condition and is not cured or action commenced to cure by Tenant immediately upon written notice to Tenant, or if the interest of Tenant in this Lease shall be levied upon or under execution or other legal process, or if any voluntary petition in bankruptcy or for corporate reorganization or any similar relief shall be filed by Tenant, or if any involuntary petition in bankruptcy shall be filed against Tenant under any federal or state bankruptcy or insolvency act and shall not have been dismissed within thirty (30) days from the filing thereof, or if a receiver shall be appointed for Tenant or any of the property of Tenant by any court and such receiver shall not have been dismissed within thirty (30) days from the date of his appointment, or if Tenant shall make an assignment for the benefit of creditors, or if Tenant shall admit in writing Tenant's inability to meet Tenant's debts as they mature, or if Tenant shall abandon and cease paying rent for the Premises during the Term, then Landlord may treat the occurrence of any one or more of the foregoing events as a breach of this Lease, and thereupon, at its option may, with notice to Tenant or demand of any kind to Tenant or any other person, have any one or more of the following described remedies in addition to all other rights and remedies provided at law or in equity or elsewhere herein:

     A. Landlord may terminate this Lease and the Term created hereby, in which event Landlord may forthwith repossess the Premises and be entitled to recover forthwith, any other sums or damages for which Tenant may be liable to Landlord and may also collect expenses of said period. Should the fair market value of the Premises, after deduction of all for reletting for the balance of the Term, exceed the value of the Rent provided to be paid by Tenant for the balance of the Term, Landlord shall have no obligation to pay to Tenant the excess or any part thereof against any other sums or damages for which Tenant may be liable to Landlord.

     B. Landlord may terminate Tenant's right of possession and may repossess the Premises by taking peaceful possession or otherwise, in which event Landlord shall take reasonable efforts to relet the same for the account of Tenant, for such rent and upon such terms as shall be satisfactory to Landlord. For the purpose of such reletting, Landlord is authorized to decorate, repair, remodel or alter the Premises. If the Premises are relet and a sufficient sum shall not be realized from such reletting after paying all of the reasonable costs and expenses of all decoration, repairs, remodeling, alterations and additions, and the expenses of such reletting and of the collection of the Rent accruing therefrom to satisfy the Rent provided for in this Lease, Tenant shall satisfy and pay the same upon demand therefor from time to time.

     C. Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this Paragraph from time to time, and that no suit or recovery of any portion due Landlord hereunder shall be any defense to any subsequent action brought for any amount not theretofore reduced to judgement in favor of Landlord.


27.  EXPENSE OF ENFORCEMENT:

In the event that either party shall bring action against the other party to enforce any of the terms, covenant or conditions contained in this Lease, the non-prevailing party in such action shall pay upon demand all of the prevailing parties reasonable costs, charges and expenses, including the fees and out-of-pocket expenses of counsel, agents and others retained by the prevailing party in connection with such action. In the event that Landlord is involved in any litigation, negotiation or transaction in which the Tenant causes the Landlord, without the Landlord's fault, to become involved or concerned, the Tenant shall pay upon demand all Landlord's reasonable costs, charges and expenses, including the fees and out-of-pocket expense of counsel, agents and others retained by Landlord in connection with such matter. In the event that the Tenant is involved in any litigation, negotiation or transaction in which the Landlord causes the Tenant, without the Tenant's fault, to become involved or concerned, the Landlord shall pay upon demand all Tenant's reasonable costs, charges and expenses, including the fees and out-of-pocket expense of counsel, agents and others retained by Tenant in connection with such matter.


28.  COVENANT OF QUIET ENJOYMENT:

The Landlord covenants that the Tenant, on paying the Rent, charges for services and other payments herein reserved and on keeping, observing and performing all other terms, covenants, conditions, provisions and agreements herein contained on the part of the Tenant to be kept, observed and performed, shall during the Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions, and agreements hereof.


29.  TENANT PARKING SPACES:

Tenant shall be entitled to the use of all of the available parking spaces within the parking lot (see the Exhibit "A" Site Plan) on the Land serving the Building.


30.  LANDLORD'S REPRESENTATIONS AND WARRANTIES:

     A. Landlord represents and warrants that, both on the date the Lease is executed and on the Commencement Date: (i) the Premises may be used for the purposes for which it is leased; (ii) to the best of Landlord's knowledge the Property is in compliance and will remain in compliance with all applicable federal, state and local environmental laws, regulations, and ordinances; (iii) the Premises are free and clear from all tenancies, occupancies, claims, or rights to possession of persons other than the rights of Landlord and Tenant under the Lease; (iv) the Property is subject to no orders, notices, violations, and materialmen's and mechanic's liens, filed or entered by any public or quasi-public authority; and (v) the Property is free from complaints or reports of violations, noted or existing in or filed with any federal, state, county, or local authority.

     B. Landlord represents and warrants that it shall maintain the Property in accordance with: (i) all Landlord's representations and warranties herein; and
(ii) all laws, regulations, rules, and ordinances, including those pertaining to the environment, now in existence or subsequently enacted or promulgated during the Term. Landlord further represents and warrants that any and all costs for such maintenance of the Property shall, unless otherwise provided for in the Lease, be borne solely by Tenant.

     C. Landlord represents and warrants that it will indemnify and hold Tenant harmless from and against any damage, liability, fines, penalties, costs, or losses (hereinafter collectively "Claims") to which Tenant may be subjected as a result of Landlord's breach of any of its representations or warranties.

     D. Landlord agrees to manage and operate the Property in accordance with generally accepted standards for managing and operating-similar properties in the vicinity.


31.  MISCELLANEOUS:

     A. Rights Cumulative. All rights and remedies of Landlord and Tenant under this Lease shall be cumulative and none shall exclude any other rights and remedies allowed by law.

     B. Late Payment Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which is difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, attorneys' fees and late charges which will be imposed upon Landlord by the terms of the mortgage covering the Premises. Accordingly, if any sum due from Tenant for Rent shall not be received by Landlord, or Landlord's designee, on or before the first day of each month that said Rent is due as provided for herein, then, and in that event, Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount for each month, or part thereof, that said payment is overdue. Said late charge amount shall be due notwithstanding any cure periods Tenant may have under Paragraph 26 above. The parties hereby agree that such late charges represent a fair and reasonable estimate of the cost that Landlord will incur by reason of the late payment by Tenant. Acceptance of such late charges by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

     C. Terms. The necessary grammatical changes required to make the provisions hereof or partnerships or individuals, men or women, as the case may require, shall in all cases be assumed as though in each case fully expressed. Further, Landlord and Tenant acknowledge and agree that when the word "Term" is used herein, it shall also mean and refer to any additional renewed terms that Tenant shall exercise.

     D. Binding Effect. Each of the provisions of this Lease shall extend to and shall, as the case may require, bind or inure to the benefit not only of the Landlord and of Tenant, but also of their respective successors or assigns, provided this Paragraph shall not permit any assignment by Tenant contrary to the provisions of this Paragraph hereof.

     E. Lease Contains All Terms. All of the representations and obligations of Landlord and Tenant are contained herein and in the Exhibits attached hereto, and no modification, waiver or amendment of this Lease or of its conditions or provisions shall be binding the Landlord unless in writing signed by Landlord or by a duly authorized agent of the Landlord empowered by a written authority signed by Landlord.

     F. Delivery for Examination. Submission of the form of the Lease for examination shall not bind Landlord or Tenant in any manner, and no Lease or obligations of the Landlord or Tenant shall rise until this instrument is signed by both Landlord and Tenant and delivery is made to each.

     G. No Air Rights. No rights to any view or to light or air over any property, whether belonging to Landlord or any other person, are granted to Tenant by this Lease.

     H. Modifications of Lease. If any lender requires, as a condition to its lending funds, the repayment of which is to be secured by a mortgage or trust deed on the Land and Building or either, that certain modifications be made, which modification will not require Tenant to pay any additional amounts or otherwise change materially the rights or obligations of Tenant hereunder, Tenant shall, upon Landlord's request, execute appropriate instruments effecting such modification(s).

     I. Transfer of Landlord's Interest. Tenant acknowledges that Landlord has the right to transfer its interest in the Land and Building and in this Lease, and Tenant agrees that in the event of any such transfer and the assumption in writing by the transferee of Landlord's obligations hereunder, Landlord shall thereupon be released from all liabilities under this Lease without the requirement of any notice to or acknowledgment or consent by Tenant, and Tenant agrees to look solely to such transferee for the performance of Landlord's obligations hereunder. Tenant further acknowledges that Landlord may assign its interest in this Lease to a mortgage lender as additional security and agrees that such an assignment shall not release Landlord from its obligations hereunder and that Tenant shall continue to look to the Landlord for the performance of its obligations hereunder.

     J. Landlord's Title. Landlord's title to the Land is and always shall be paramount to the interest of Tenant under this Lease. Nothing herein contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

     K. Prohibition Against Recording. Neither this Lease nor any memorandum, affidavit or other writing with respect thereto, shall be recorded by the Tenant or by any one acting through, under or on behalf of the Tenant, and the recording thereof in violation of this provision shall make this Lease null and void at Landlord's election.

     L. Caption. The captions of Paragraphs and subparagraphs are for convenience only and shall not be deemed to limit, construe, affect or alter the meaning of such Sections or subsections.

     M. Covenants and Conditions. All of the covenants of Tenant and Landlord hereunder shall be deemed and construed to be "conditions" as well as "covenants" as though the words specifically expressing or importing covenants and conditions were used in each separate instance.

     N. Only Landlord/Tenant Relationships. Nothing contained in this Lease shall be deemed or construed by the parties hereto or by any third party to create the relationship of principal and agent, partnership, joint venture or any association between Landlord and Tenant, it being expressly understood and agreed that neither the method of computation of Rent nor any act of the parties hereto shall be deemed to create any relationship between Landlord and Tenant other than the relationship of Landlord and Tenant.


     O. Application of Payments. Landlord shall have the right to apply payments received from Tenant pursuant to this Lease (regardless of Tenant's designation of such payments) to satisfy any obligations of Tenant hereunder, in such order and amounts as Landlord in its sole discretion may elect.

     P. Definition of "Landlord". All indemnities, covenants and agreements of Tenant contained herein which inure to the benefit of Landlord shall be construed to also inure to the benefit of the Landlord's beneficiaries and all partners therein.

32.  NOTICES:

All notices, demands or requests to be given under this Lease shall be in writing and delivered either: (i) personally; or (ii) deposited in the United States mail, certified or registered mail with return receipt requested, postage prepaid; or (iii) by nationally recognized overnight delivery service; addressed as follows:


     A.   IF TO LANDLORD:   Mr. Robert R. Eustace
                Applied Properties, L.L.C.
                1185 Doubloon Drive
                Stuart, Florida  34996

     B.   IF TO TENANT:     Mr. James P. Kellner
                Applied Systems, Inc.
                200 Applied Parkway
                University Park, Illinois 60466

or to such other person or such other address which any party entitled to receive notice hereunder designates to the other in writing. Notice shall be deemed given when received in the case of personal delivery or overnight delivery service as aforesaid and notices sent by mail shall be deemed to have been delivered when deposited in the United States mail as aforesaid.

IN WITNESS WHEREOF, Landlord and Tenant have hereunto executed this Lease as of the day and year first above written.


TENANT:                                    LANDLORD:

APPLIED SYSTEMS, INC.,                     APPLIED PROPERTIES, L.L.C.,
an Illinois corporation                    an Illinois limited liability company



By:
   ---------------------------             -------------------------------------
         CEO/President                                    Member



Attest:
       -----------------------------
                Secretary

                                  EXHIBIT "A"
                                       TO
            LEASE FOR STUENKEL ROAD & CICERO AVENUE OFFICE BUILDING
                           UNIVERSITY PARK, ILLINOIS
                  APPLIED PROPERTIES, L.L.C. AS LANDLORD, AND
                       APPLIED SYSTEMS, INC., AS TENANT,
                            DATED SEPTEMBER 1, 1998





                                   SITE PLAN

                                  EXHIBIT "B"
                                       TO
            LEASE FOR STUENKEL ROAD & CICERO AVENUE OFFICE BUILDING
                           UNIVERSITY PARK, ILLINOIS
                  APPLIED PROPERTIES, L.L.C., AS LANDLORD, AND
                       APPLIED SYSTEMS, INC., AS TENANT,
                            DATED SEPTEMBER 1, 1998


                              ESTOPPEL CERTIFICATE

Re:      Lease Dated:      September 1, 1998

         Landlord:         Applied Properties, L.L.C.

         Tenant:           Applied Systems, Inc.

         Premises:         Stuenkel Road and Cicero Avenue University Park,
                           Illinois 60466 160,723 Rentable Square Feet

The undersigned, as Tenant under the Lease aforesaid, hereby acknowledges for the benefit of _______________________________which has or is about to make a loan to the Landlord aforesaid, part of the security for which will by a mortgage covering the Premises aforesaid and an assignment of Landlord's interest in said Lease, the truth and accuracy of the following statements pertaining to said Lease.

         1.    Tenant has accepted and is in full possession of the Premises.

         2. The term of the Lease commenced on ___________________ and the Lease is in full force and effect.

         3. Landlord has satisfactorily complied with all of the requirements and conditions precedent to the commencement of the term of the Lease as specified in the Lease.

         4. All improvements, additions and alterations required to be made by the Landlord with respect to the Premises have been fully completed by Landlord and are acceptable to Tenant, except for______________________________
________________________________________________________________________.

         5. Tenant is paying the full Rent stipulated in the Lease and there are no known offsets, defenses or claims on the part of Tenant with respect thereto.



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          6.   The fixed annual Rent under the Lease is $___________ and no monies have been paid to Landlord in advance of the due date set forth in the Lease, except ________________________________________________________________.
A true and complete copy of the Lease (together with all amendments if any aforementioned) is attached hereto and hereby made a part hereof.

          7. Tenant acknowledges that ____________________________assumed no liability for its security deposits, if any, or for sums escrowed with the Landlord for taxes in the event that ___________________________________acquires the building in which the Premises are located by foreclosure or by transfer of title in lieu of foreclosure.

          8. Tenant acknowledges that there are no known defaults of any terms of the lease by the Landlord, except ___________________________________________
________________________________________________________________________________
___________________________________________________________________________.

          9. The amount of security deposit currently held by Landlord is $__________________, and Tenant knows of no claims against such security deposits, except _______________________________________________________________
________________________________________________________________________________
_________________________________________________________________________.



Dated:
      ------------------

                                                       TENANT:

                                                       APPLIED SYSTEMS, INC.,
                                                       an Illinois corporation



                                                       By:
                                                          ----------------------
                                                                  (Title)



Address to which notices are to be sent if other than the Premises:



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